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                                  EXHIBIT 99.1


                          BANK CORPORATION OF GEORGIA
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints William H. Anderson, II and Joseph W. Evans as Proxies, each with the power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all the shares of common stock of Bank Corporation of Georgia ("BCG") held of record by the undersigned on August 11, 1997, at the Special Meeting of Shareholders to be held at 1:00 p.m., Macon time, on August __, 1997, at the main office of BCG located at 4951 Forsyth Road, Macon, Georgia.

    1. PROPOSAL TO: (i) approve the Agreement and Plan of Merger, dated as of March 31, 1997 and amended July 11, 1997 (the "Merger Agreement"), by and between BCG and Century South Banks, Inc. ("CSBI"), pursuant to which, among other matters, (a) BCG will merge with and into CSBI and (b) the shares of BCG common stock will be converted into the right to receive shares of CSBI common stock, as described in the Proxy Statement/Prospectus dated August __, 1997.

       FOR  [ ]          AGAINST [ ]          ABSTAIN [ ]

    2. In their discretion, the Proxies are authorized to vote upon such other business as may properly become before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

    If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    DATED:______________________________, 1997


    __________________________________________
    Signature

    __________________________________________
    Signature if held jointly